SECOND AMENDMENT TO ASSIGNMENT AGREEMENT

This Second Amendment (the “Agreement”) to the Assignment Agreement between Searchlight Minerals Corp. (“SMC”) and Nanominerals Corp. (“NMC”) dated effective as of June 1, 2005, is made effective as of October 24, 2005 (the "Effective Date"). SMC and NMC are each referred to herein as a Party, and collectively as the Parties.

WHEREAS

A. NMC entered into a Joint Venture Agreement (hereinafter called the “JV Agreement”) with Verde River Iron Company, LLC dated as of May 20, 2005 for the purpose of jointly pursuing the processing of copper smelter slag at the Clarkdale smelter site in Clarkdale, Arizona (hereinafter the “Clarkdale Slag Project”).

B. NMC and SMC entered into an assignment agreement (the “Assignment Agreement”) dated effective as of June 1, 2005, as amended August 31, 2005, pursuant to which NMC agreed to assign its interest in the JV Agreement for the Clarkdale Slag Project to SMC subject to the fulfilment by SMC of certain conditions, including, the grant by SMC to NMC of a 5% net smelter return royalty payable from SMC’s share of production from the Clarkdale Slag Project.

C. The Parties wish to make certain amendments to the Assignment Agreement to reserve the obligation of SMC to pay NMC the 5% net smelter return royalty on the proceeds of production from the Clarkdale Slag Project.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the parties agree to amend the terms of the Assignment Agreement as follows:

1. Net Smelter Return Royalty. Section 2)b of the Assignment Agreement is replaced in its entirety with the following:

2) b. SMC will reserve a royalty consisting of 5% of the Net Smelter Returns (as defined in Schedule “A” hereto”) in favour of NMC or its designates.

2. No Other Modification. The parties confirm that the terms, covenants and conditions of the Assignment Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SEARCHLIGHT MINERALS CORP.
by its authorized signatory:

/s/ Ian McNeil
Signature of Authorized Signatory

IAN MACNEIL
Name of Authorized Signatory

PRESIDENT
Position of Authorized Signatory

NANOMINERALS CORP.
by its authorized signatory:

/s/ Chuck Ager
Signature of Authorized Signatory

CHUCK AGER
Name of Authorized Signatory

CHAIRMAN
Position of Authorized Signatory

Schedule A to the Second Amendment to
Assignment Agreement dated October 24, 2005

Net Smelter Returns

“Net Smelter Returns” means the actual proceeds received by SMC from any mint, smelter or other purchaser for the sale of bullion, concentrates or Ores produced from the Clarkdale Slag Project and sold, after deducting from such proceeds the following charges to the extent that they are not deducted by the smelter or purchaser in computing payment:

(i)	in the case of the sale of bullion, refining charges (including penalties) only;

(ii)

in the case of the sale of concentrates, smelting and refining charges, penalties and the cost of transportation, including related insurance, of such concentrates from the Property to any smelter or other purchaser; and

(iii)

in the case of Ores shipped to a purchaser, refining charges for bullion and charges for smelting, refining and the cost of transportation, including related insurance, from the mill to any smelter or other purchaser for concentrates.

"Ore" means any material of commercial economic value mined or processed from the Clarkdale Slag Project.